Ohr Pharmaceutical, Inc. 10-K

Exhibit 10.2(e)

Lock-Up Agreement

December 11, 2015

Ohr Pharmaceutical, Inc.

800 Third Ave, 11th Floor

New York, NY 10022

Ladies and Gentlemen:

As an inducement to Ohr Pharmaceutical, Inc. (the “Company”) to execute a consulting agreement with Irach B. Taraporewala, the undersigned hereby agrees that without, in each case, the prior written consent of the Company during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 180 days after the date hereof.

Notwithstanding the foregoing, the undersigned may transfer (1) the Undersigned’s Securities (i) as a bona fide gift or gifts; (ii) to an immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or one or more members of such undersigned’s immediate family; and (iii) transfers by testate succession or intestate succession; provided, in each case, that (x) such transfer shall not involve a disposition for value, and (y) the transferee agrees in writing with the Company to be bound by the terms of this Lock-Up Agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

IRACH B. TARAPOREWALA
Printed Name of Holder

/s/	IRACH B. TARAPOREWALA
Signature

ACCEPTED AND ACKNOWLEDGED

OHR PHARMACEUTICAL, INC.

By:	/s/ Jason S. Slakter
Name: Jason S. Slakter, MD
Title: CEO